CERTIFICATE OF INCORPORATION
OF
PHELPS DODGE NATIONAL CABLES CORPORATION
     1. The name of the corporation is PHELPS DODGE NATIONAL CABLES CORPORATION.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     4. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.
     5. The name and mailing address of each incorporator is as follows:
               Catherine R. Hardwick
               c/o Phelps Dodge Corporation
               One North Central Avenue
               Phoenix, AZ 85004
     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:
               S. David Colton
               One North Central Avenue
               Phoenix, AZ 85004
               Ramiro G. Peru
               One North Central Avenue
               Phoenix, AZ 85004
               Timothy R. Snider
               One North Central Avenue
               PhoeniX, AZ 85004
     6. The corporation is to have perpetual existence.

     7. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
(a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.
(b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.
(c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.
(d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal by By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.
(e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.
     8. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.
     IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of August, 2006.

/s/ Catherine R. Hardwick
CATHERINE R. HARDWICK